Exhibit 99.3

Investors:

Lisa Ciota: (630) 824-1907

Media:

Steve Carlson: (630) 824-1783

SUNCOKE ENERGY, INC. DECLARES QUARTERLY CASH DIVIDEND;

ANNOUNCES DATE FOR THIRD QUARTER 2015 EARNINGS CALL

LISLE, Ill. (October 9, 2015) – Today, SunCoke Energy, Inc.’s (NYSE: SXC) Board of Directors declared a quarterly cash dividend of $0.15 per common share payable on December 7, 2015, to common stockholders of record on November 18, 2015.

UPCOMING EVENTS

The Company plans to release third quarter 2015 earnings results before the market opens on Monday, October 12, 2015, and will host an investor conference call at 9:00 am Eastern Time (8:00 am CT). This conference call will be webcast live and archived for replay on our website.

Details for the call and webcast are as follows:

SunCoke Energy, Inc. (NYSE: SXC) Q3 2015 Earnings Call

Date:	October 12, 2015
Time:	9:00 a.m. Eastern (8:00 a.m. CT)
Dial-in:	1-800-531-4216 (U.S.)
1-630-691-2737 (International)

Confirmation Number: 40761281

Live and Archived Webcast: www.suncoke.com (in the Featured Financials section)

SUNCOKE ENERGY, INC.

SunCoke Energy, Inc. (NYSE: SXC) supplies high-quality coke to the integrated steel industry under long-term, take-or-pay contracts that pass through commodity and certain operating costs to customers. We utilize an innovative heat-recovery cokemaking technology that captures excess heat for steam or electrical power generation. We are the sponsor of SunCoke Energy Partners, L.P. (NYSE: SXCP), a publicly traded master limited partnership, holding a 2 percent general partner interest, 54 percent limited partnership interest and all of the incentive distribution rights. Our cokemaking facilities are located in Illinois, Indiana, Ohio, Virginia, Brazil and India. To learn more about SunCoke Energy, Inc., visit our website at www.suncoke.com.

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